Citibank, N.A.
333 West 34th Street 2nd Floor
New York NY 10001                                                [LOGO] CITIBANK
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                                  CONFIRMATION

Date: December 23rd, 2002

To: Empresas Tolteca de Mexico, S.A. de C.V. (formerly CEMEX Control, S.A. de C.V.) ("Counterparty")

Telefax No.: (52) 818 3283718

Attention: Leopoldo Villarreal

From: Citibank, N.A., New York ("Citibank")
      Global Derivatives

Telefax No: 212-615-8985

Transaction Reference Number: E02-94566

          The purpose of this communication is to set forth the terms and conditions of the above-referenced transaction entered into on the Trade Date specified below (the "Transaction") between you and us as of December 23rd, 2002. This communication constitutes a "Confirmation" as referred to in the Agreement specified below.

          1. The definitions and provisions contained in the 2000 ISDA Definitions (the "Definitions") as published by the International Swap and Derivatives Association, Inc. are incorporated into this Confirmation. In the event of any inconsistency between those definitions and provisions and this Confirmation, this Confirmation will govern.

          2. This Confirmation supplements, forms a part of, and is subject to, the Master Agreement dated as of February 20, 1998, (the "Agreement") between you and us. All provisions contained in the Agreement shall govern this Confirmation except as expressly modified below.

          3. If Citibank and Counterparty have not executed and delivered the Final Confirmation on or before January 15th, 2004 an Additional Termination Event will be deemed to have occurred on such date with respect to this Transaction, Counterparty shall be the sole Affected Party for such purpose and the Transaction shall be deemed to have terminated on such date. For the purposes of determining the payment due on such Early Termination Date of this

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Citibank, N.A.
333 West 34th Street 2nd Floor
New York NY 10001                                                [LOGO] CITIBANK
--------------------------------------------------------------------------------

Transaction the Loss method shall be used without taking into account any interest rate risk arising after such Early Termination Date.

          4. The terms of the particular Transaction to which this Confirmation relates are as follows:

Trade Date:             December 23rd, 2002

Selected Securities:    American Depository Shares ("ADSs") representing five
                        Ordinary Participation Certificates representing one share of series A Common Stock, with no par value, of CEMEX S.A. de C.V. (the "Issuer") (subject to
                        Adjustments provisions below).

Specified Number:       1,124,892 (subject to Dividend Amount definition below).

Termination Date:       February 24, 2004

Forward
Payment Amount:         $25,408,435.30

First Amount
Reference Amount:       $25,977,425.11

Currency for Payment:   US Dollars

Calculation Agent:      Citibank, whose determinations and calculations shall be
                        binding in the absence of manifest error.

Business Days:          New York City and Mexico City

          5. Additional Payments:

          (a) Additional Payments by Counterparty:

          If on any Valuation Date the sum of the Forward MTM plus CPO Reduction as of such Valuation Date is equal to or greater than the sum of the Payment Threshold Amount and the Minimum Advanced Forward Payment Amount, Counterparty shall pay to Citibank an amount in USD equal to the Forward MTM plus the CPO Reduction minus the Payment Threshold Amount as of such Valuation Date (the "Advanced Forward Payment"). Counterparty shall pay Citibank

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Citibank, N.A.
333 West 34th Street 2nd Floor
New York NY 10001                                                [LOGO] CITIBANK
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such Advanced Forward Payment on the first Business Day following Counterparty's receipt of notice from the Calculation Agent.

          In addition, Counterparty agrees to pay to Citibank any fees, commissions, or taxes on the Termination Date incurred as a result of the transfer or delivery, if any, of the Selected Securities to Counterparty (or its designee) on the Termination Date.

          (b) Additional Payments by Citibank:

          Subject to the following sentence, Citibank (or its designee) shall pay to Counterparty the Dividend Amount plus the Dividend Interest Amount on the Termination Date. If the Dividend Amount is paid in a currency other than USD, Citibank (or its designee) (i) to the extent it holds the Selected Securities shall convert at spot, at its own discretion such amount to USD on the day it (or its designee) receives such amount; provided, however that if Citibank (or its designee) is unable to effect the exchange at spot of such amount into USD on such date, Citibank shall pay to Counterparty such amount to the extent such amount may be transferred, in the currency in which it was received two Business Days after receipt, or (ii) to the extent Citibank (or its designee) does not hold the Selected Securities Citibank shall pay to Counterparty on the Termination Date the USD value of the Dividend Amount calculated at the applicable USD exchange rate as determined by Citibank on the date such Dividend Amount is paid; provided, however that if Citibank (or its designee) would be unable to effect an exchange at spot of such amount into USD on such date, Citibank shall pay to Counterparty such amount to the extent such amount may be transferred, in the currency in which it would have been received two Business Days after receipt.

          For the purposes herein, "Dividend Interest Amount" shall be the aggregate USD amount calculated on a simple interest basis by multiplying each dividend included in the Dividend Amount (which is payable to Counterparty on the Termination Date) by the USD-Federal Funds-H.15 effective for each calendar day minus 25 basis points from and including the day that Citibank (or its designee) receives the USD value of such dividend included in the Dividend Amount or would have received if it held the Selected Securities up to the Termination Date.

          6. Forward Payment:

          On the Settlement Date, Citibank (or its designee) shall deliver to Counterparty (or its designee) the Specified Number of the Selected Securities and Counterparty shall pay to Citibank the Present Value of the Adjusted Forward Payment Amount (as of the Termination Date) plus the First Amount (as of the Termination Date). Delivery of the Selected Securities shall be contingent upon payment in immediately available funds by Counterparty of the Present Value of the Adjusted Forward Payment Amount plus the First Amount in USD to the account in New York specified by Citibank. The Specified Number of the Selected Securities shall be delivered in

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Citibank, N.A.
333 West 34th Street 2nd Floor
New York NY 10001                                                [LOGO] CITIBANK
--------------------------------------------------------------------------------

good transferable form as is customary for that type of security free and clear of any lien, charge, claim or encumbrance (other than a lien routinely imposed on all securities in the Clearance System) and shall be tradeable. If the Selected Securities are transferable or deliverable by wire transfer or book entry at a depository or clearing house at which both parties or their clearing agents are members, such method shall be used to effect transfer or delivery. Physical delivery of the certificate shall only be made if book-entry delivery at such depository or clearing house cannot be effected.

Notwithstanding the provisions in Section 5(a)(i) of the Agreement, if Citibank is unable to effect the transfer or delivery of the Selected Securities due to regulatory or similar jurisdictional directives affecting Counterparty, Citibank will be deemed to have satisfied its obligation to make delivery of the Selected Securities hereunder by making the Specified Number of the Selected Securities available to Counterparty at an account with Citibank.

          7. Early Termination:

          (a) Counterparty has the right to terminate this Transaction in whole or in part by changing the Termination Date to any of the Designated Dates and specifying the portion of the total number of the Specified Number of the Selected Securities to be terminated (the "Terminated Number") (each such event shall be a "Partial Early Termination"). Counterparty shall provide notice of such Partial Early Termination at least 8 business days in advance. Any such right to terminate this Transaction in whole or in part is subject to the condition that the Cemex employees have exercised employee stock options of CEMEX CPOs in an amount corresponding to such Terminated Number.

          Upon the occurrence of a Partial Early Termination, the portion of this Transaction terminated shall settle according to the provisions herein save that for the date of such Partial Early Termination (i) Specified Number shall be the Terminated Number, (ii) First Amount Reference Amount shall be equal to the product of the First Amount Reference Amount as of such date multiplied by the Early Termination Factor, (iii) Forward Payment Amount shall be equal to the product of the Forward Payment Amount multiplied by the Early Termination Factor, (iv) Forward Payment Amount Adjustment shall be the Forward Payment Amount Adjustment as of such day multiplied by the Early Termination Factor, (v) Dividend Amount shall be equal to the Dividend Amount as of such date multiplied by the Early Termination Factor, (vi) Dividend Interest Amount shall be equal to the Dividend Interest Amount calculated up to but excluding such Designated Date multiplied by the Early Termination Factor, and (vii) Minimum Advanced Forward Payment Amount shall be equal to the Minimum Advanced Forward Payment Amount calculated up to but excluding such Designated Date multiplied by the Early Termination Factor.

          In addition, Counterparty shall pay to Citibank the Third Amount as of the Termination Date of such Partial Early Termination.

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Citibank, N.A.
333 West 34th Street 2nd Floor
New York NY 10001                                                [LOGO] CITIBANK
--------------------------------------------------------------------------------

          (b) Upon the occurrence of a Partial Early Termination, this Transaction shall be deemed to be amended as of such Designated Date so that the following amounts will be amended by multiplying them by (1- Early Termination Factor) on the Designated Date:

                    Specified Number
                    Trust Number of CEMEX CPOs
                    First Amount Reference Amount
                    Forward Payment Amount
                    Payment Threshold Amount
                    Minimum Advanced Forward Payment Amount
                    Aggregate Advanced Forward Payment Amount
                    Second Amount
                    Dividend Amount
                    Dividend Interest Amount

          (c) Citibank shall deliver a notice in the format attached in Exhibit I of the amendment to such terms as listed above. Counterparty shall acknowledge receipt and agreement of such amendment by executing and returning such notice to Citibank within three Business Days of Counterparty's receipt of such notice.

          8.   Trust Provisions:

          (a) On or before December 27th, 2002, Counterparty will transfer or cause to be deposited into a Cayman Islands trust (the "Cayman Trust"), created by a Deed of Trust, dated on or about of February 26, 1999 (the "Deed of Trust"), between Abaza Investments, a Cayman Islands company ("Abaza"), and Cayman National Trust Co. Ltd., in its capacity as the trustee under the Cayman Trust (the "Trustee"), the Trust Number of CEMEX CPOs.

          (b) On the Designated Date with regard to any Partial Early Termination, so long as all amounts due to be paid by the Counterparty to Citibank on such Designated Date have been paid in full, then Citibank shall direct the Trustee (substantially in the form of Exhibit A to the Deed of Trust) to release to Abaza as a beneficiary of the Cayamn Trust (or its designee) an amount of CEMEX CPOs equal to the Trust Number of CEMEX CPOs out of the Trust Fund (as defined in the Deed of Trust) multiplied by the Early Termination Factor.

          (c) On the Termination Date or on any Early Termination Date, so long as all amounts due to be paid by the Counterparty to Citibank on such date have been paid in full, then Citibank shall direct the Trustee (substantially in the form of Exhibit B to the Deed of Trust) to release the Trust Number of CEMEX CPOs out of the Trust Fund (as defined in the Deed of Trust) to Abaza as a beneficiary of the Cayamn Trust (or its designee).

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Citibank, N.A.
333 West 34th Street 2nd Floor
New York NY 10001                                                [LOGO] CITIBANK
--------------------------------------------------------------------------------

          (d) If an Event of Default as to which the Counterparty is the Defaulting Party, or a Termination Event as to which the Counterparty is the Affected Party, has occurred and is continuing and all amounts due to be paid by Counterparty to Citibank by such date have not been paid in full, then Citibank, as the sole beneficiary of the Cayman Trust in such circumstances, shall be entitled to instruct the Trustee (substantially in the form of Exhibit C to the Deed of Trust) to release the Trust Number of CEMEX CPOs out of the Trust Fund (as defined in the Deed of Trust) to Citibank, as the sole beneficiary. Citibank shall apply the net proceeds of any sale of the Trust Number of CEMEX CPOs to the payment in whole or in part of the amount owed by the Counterparty to Citibank under the Agreement. After applying the net proceeds as set forth in the preceding sentence, Citibank shall deliver the surplus, if any, of such net proceeds to the Counterparty (or its designee).

          (e) Citibank represents on each date that CEMEX CPOs are released to Citibank that it is a "qualified institutional buyer" as defined under Rule 144A of the Securities Act of 1933 as amended.

          9.   Definitions:

          "Adjusted Forward Payment Amount" means, as of any day, an amount in USD equal to the following formula:

          Forward Payment Amount - Forward Payment Amount Adjustment

          "Advanced Forward Payment" has the meaning set forth in section 6(a).

          "Advanced Forward Payment Date" means the date on which an Advanced Forward Payment is made.

          "Aggregate Advanced Forward Payment Amount" means, as of any day the sum of all Advanced Forward Payments paid by Counterparty and received by Citibank as of such day (subject to Early Termination provision).

          "CEMEX CPO" means one American Depository Share representing two Ordinary Participation Certificates each representing one share of Series A Common Stock, with no par value, of CEMEX S.A. de C.V.

          "Clearance System" means the primary system which clears the transfer of the Selected Securities, or any successor to such clearance system. If such primary system ceases to clear the Selected Securities, the Calculation Agent will choose another system for delivery of the Selected Securities and such system shall be the Clearance System.

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

Citibank, N.A.
333 West 34th Street 2nd Floor
New York NY 10001                                                [LOGO] CITIBANK
--------------------------------------------------------------------------------

          "CPO Value" means as of any day the market value of one share of CEMEX CPO as determined by the Calculation Agent.

          "CPO Reduction" means with respect to any Valuation Date, the greater of (i) zero, and (ii) an amount in USD equal to the following formula:

          $ 6,274,085.13 - Trust Number of CEMEX CPOs * CPO Value

          "Designated Dates" means May 23, 2003, August 23, 2003 and November 23, 2003 (subject to adjustment according to Modified Following Business Day Convention).

          "Dividend Amount" means the aggregate of the per share dividend amounts (including scrip issues and bonus issues) of the Selected Securities as to which the ex-dividend date occurs on a day during the period from and including December 27, 2002 up to but excluding the day that is three Business Days prior to the Termination Date, multiplied by (i) if prior to the Share Purchase End Date, the number of the Selected Securities purchased by Citibank (or its designee) as of such date, and (ii) if after the Share Purchase End Date, the total Specified Number of the Selected Securities net of any taxes, duties, fees or commissions payable with respect of such dividend amounts, or if securities are paid as dividends, such securities shall be the Dividend Amount (subject to Early Termination provision).

          In addition, if from December 27, 2002 up to but not including the day that is three Business Days prior to the Termination Date, the Issuer grants rights to holders of the Selected Securities entitling them to subscribe for or acquire any of its shares, then on the date Citibank (or its designee) receives (to the extent it is a holder of the Selected Securities) or would have received (to the extent its designee is the holder of the Selected Securities) such grant, Citibank (or its designee) shall either transfer to the Counterparty, sell or exercise such rights on

     (i) the total number of the Selected Securities purchased by Citibank (or its designee) as of the ex-dividend date, if prior to the Share Purchase End Date; or

     (ii) the total Specified Number of the Selected Securities (subject to Early Termination provision) as of the ex-dividend date, if after the Share Purchase End Date;
to the extent the transfer, sale or exercise of such rights is permissible, and provided that in the case of any transfer or exercise that it is without charge to Citibank (or its designee) including any taxes, duties, fees or other charges.

          Furthermore, in the event Citibank (or its designee) elects to exercise any of the above described rights received, the Specified Number shall be increased by the number of Selected Securities as of the day the holder of such rights receives the additional shares. In the event Citibank (or its designee) elects to sell for USD any of the above described rights received, the USD proceeds from such sale (net of any taxes, duties, fees or commissions) shall be additional "Dividend Amounts" as of the date the seller of such rights receives the USD amount.

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

Citibank, N.A.
333 West 34th Street 2nd Floor
New York NY 10001                                                [LOGO] CITIBANK
--------------------------------------------------------------------------------

          "Dividend Interest Amount" has the meaning set forth in section 5(b) (subject to Early Termination provision).

          "Early Termination Factor" means, for the date of each Partial Early Termination, the Terminated Number divided by the Specified Number.

          "First Amount" means an amount determined by the Calculation Agent calculated according to the following formula:

               PV//1// of First Amount Reference Amount - PV//2// of Forward Payment Amount

          (subject to Early Termination provision).

          "Forward MTM" means as of any day the USD amount as determined by the Calculation Agent according to the following formula:

          PV//2// of Adjusted Forward Payment Amount - (SS Value * Specified Number).

          "Forward Payment Amount Adjustment" means the sum of the Aggregate Advanced Forward Payment Amount plus the Second Amount corresponding to such Aggregate Advanced Forward Payment Amount.

          "Minimum Advanced Forward Payment Amount" means an amount in USD equal to $ 627,408.51 (subject to Early Termination provision).

          "Payment Threshold Amount" means with respect to a Valuation Date an amount in USD equal to $ 1,882,225.54 (subject to Early Termination provision, and each such date subject to adjustment according to Modified Business Day Convention).

          "Per Share Forward Payment" means the PV//2// of Adjusted Forward Payment Amount, plus the First Amount, plus the Third Amount, if any, divided by the Specified Number of the Selected Securities.

          "Present Value of the Adjusted Forward Payment Amount" means as of any day the USD amount as determined by the Calculation Agent equal to:

          PV//2// of Adjusted Forward Payment Amount

          "PV//1//" means as of any day the present value, as determined by the Calculation Agent, at the current annual effective zero coupon rate derived from the USD fixed-floating swap curve based on an actual number of days over 360 day count fraction for a period from and

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Citibank, N.A.
333 West 34th Street 2nd Floor
New York NY 10001                                                [LOGO] CITIBANK
--------------------------------------------------------------------------------

including such day up to but excluding the originally scheduled Termination Date plus an annual effective spread of 137.5 basis points.

          "PV//2//" means as of any day the present value, as determined by the Calculation Agent, at the current annual effective zero coupon rate derived from the USD fixed-floating swap curve based on an actual number of days over 360 day count fraction for a period from and including such day up to but excluding the originally scheduled Termination Date minus an annual effective spread of 55 basis points.

          "Second Amount" means an amount in USD determined by the Calculation Agent according to the following formula:

               n
               S [P//i//*({1+R//i//*D//i///360}-1)]
               i=1

               where

                n =  number of calendar days from and including February 23,
                    1999 up to and excluding the Termination Date;
           P//i// = the Advanced Forward Payment on day i;
           D//i// = number of calendar days from and including day i up to but excluding the Termination Date; and
           R//i// = the zero coupon swap rate for a period equal to D derived from the USD fixed-floating swap curve utilizing an actual number of days over 360 day count fraction minus 55 basis points.

          (subject to Early Termination provision).

          "Settlement Date" means the Termination Date, unless a Settlement Disruption Event prevents settlement on that day. If a Settlement Disruption Event does prevent settlement on that day, then the Settlement Date will be the first succeeding day on which settlement can take place through the Clearance System. Notwithstanding the foregoing, if a Settlement Disruption Event prevents settlement on each of the 10 Business Days immediately following the original date that, but for the Settlement Disruption Event, would have been the Settlement Date, then, (a) if the Selected Securities can be delivered in any other commercially reasonable manner, the Settlement Date will be the first day the Selected Securities could be settled using such other commercially reasonable manner of delivery, or (b) if the Selected Securities cannot be delivered in any other commercially reasonable manner, Citibank will be deemed to have satisfied its obligation to make delivery of the Selected Securities hereunder by making the Specified Number of the Selected Securities available to Counterparty at an account with Citibank.

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Citibank, N.A.
333 West 34th Street 2nd Floor
New York NY 10001                                                [LOGO] CITIBANK
--------------------------------------------------------------------------------

          "Settlement Disruption Event" means an event beyond the control of the parties as a result of which the Clearance System cannot clear the transfer of the Selected Securities.

          "SS Value" means as of any day the market value of one share of the Selected Securities as determined by the Calculation Agent.

          "Terminated Number" as defined in section 7(a).

          "Third Amount" means an amount in USD determined by the Calculation Agent according to the following formula:

               PV//1// of First Amount Reference Amount * Fee Percentage

               where,

               Fee Percentage = 0.50%.

          "Trust Number of CEMEX CPOs" means the number of CEMEX CPOs held by the Trustee equal to 1,924,875 in accordance with the provisions in the Deed of Trust as of any date (subject to Early Termination and Adjustment provisions).

          "Valuation Dates" means December 27, 2002 and thereafter the last Business Day of each week up to and including February 21, 2004, or, on any other Business Day on which the market value of the Selected Securities, as determined by the Calculation Agent, decreases in value in an amount of greater than 10% of their market value on the prior succeeding Valuation Date, as determined by the Calculation Agent.

          10.  Adjustments:

          (a) Adjustment with respect to the Selected Securities. Adjustments will be made by the Calculation Agent to the Specified Number of the Selected Securities, taking effect as soon as practicable after a Relevant Event (as defined below) has occurred, to the Specified Number of the Selected Securities in such a way that the economic value of the Transaction, as determined by the Calculation Agent, shall be as nearly as practicable the same after as before such Relevant Event.

               A "Relevant Event" shall occur if at any time during the period from the Trade Date to the Termination Date:

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Citibank, N.A.
333 West 34th Street 2nd Floor
New York NY 10001                                                [LOGO] CITIBANK
--------------------------------------------------------------------------------

               i) The Issuer subdivides the number of its outstanding shares which include the Selected Securities, or the securities represented by the Selected Securities;

               ii) The Issuer combines or consolidates its outstanding shares into a smaller number of shares which include the Selected Securities, or the securities represented by the Selected Securities; or

               iii) The Issuer takes any other action affecting holders of its shares which include the Selected Securities, or the securities represented by the Selected Securities having, a similar effect to any of the foregoing.

          (b) Adjustments with respect to Trust CEMEX CPOs. Adjustments will be made by the Calculation Agent to the Trust Number of CEMEX CPOs, taking effect as soon as practicable after a Relevant Event (as defined below) has occurred, to the Trust Number of the CEMEX CPOs in such a way that the economic value of the Transaction, as determined by the Calculation Agent, shall be as nearly as practicable the same after as before such Relevant Event.

               A "Relevant Event" shall occur if at any time during the period from the Trade Date to the Termination Date:

               i) The Issuer subdivides the number of its outstanding shares which include the CEMEX CPOs, or the securities represented by the CEMEX CPOs;

               ii) The Issuer combines or consolidates its outstanding shares into a smaller number of shares which include the CEMEX CPOs, or the securities represented by the CEMEX CPOs; or

               iii) The Issuer takes any other action affecting holders of its shares which include the CEMEX CPOs, or the securities represented by the CEMEX CPOs, having a similar effect to any of the foregoing.

          11.  Indemnifications:

          (a) In the event that Citibank becomes involved, in any capacity, in any action, proceeding or investigation of any regulatory authority, of any nature, in connection with any matter referred to in this confirmation or arising out of the matters contemplated hereunder, then Counterparty will reimburse Citibank, upon demand, for any and all legal and other expenses (including the cost of any investigation and preparation therefor) incurred by Citibank in connection therewith, unless it shall be finally judicially determined that such expenses arise primarily out of the gross negligence or willful misconduct of Citibank in performing the services described in this confirmation. Counterparty also agrees to indemnify and hold Citibank harmless against any losses, judgments, costs, expenses, claims, damages, penalties or liabilities in connection with any matter referred to in this confirmation or arising out of the matters contemplated hereunder, unless it

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Citibank, N.A.
333 West 34th Street 2nd Floor
New York NY 10001                                                [LOGO] CITIBANK
--------------------------------------------------------------------------------

shall be finally judicially determined that such losses, claims, damages or liabilities arise primarily out of the gross negligence or willful misconduct of Citibank in performing the services described in this confirmation.

          (b) In addition, Counterparty agrees to indemnify Citibank for the full amount of taxes, of any nature (other than U.S. income or franchise taxes payable or paid by Citibank), paid by Citibank in connection with any matter referred to in this confirmation or arising out of the matters contemplated hereunder, and any liability arising therefrom or with respect thereto.

          (c) For purposes of paragraphs (a) and (b) above, the term Citibank shall include Citibank's officers, directors, employees, agents, controlling entities or persons, affiliates, subsidiaries and other related entities and their respective officers, directors, employees, agents and controlling entities or persons.

          (d) Any payments made by Counterparty (or its designee) or Cementos Mexicanos, S.A. de C.V. to Citibank will be grossed up to account for any Mexican taxes required to be deducted or withheld from such payments, so that the amount received by Citibank is equal to the amount that would have been received had no such deduction or withholding been required.

          12.  Representations:

          (a) In connection with this Confirmation, the Transaction to which this Confirmation relates and any other documentation relating to the Agreement, each party to this Confirmation represents and acknowledge to the other party that:

          (i) it is not relying on any advice, statements or recommendations (whether written or oral) of the other party regarding such Transaction, other than the written representations expressly made by that other party in the Agreement and in this Confirmation in respect of such Transaction;

          (ii) it has the capacity to evaluate (internally or through independent professional advice) such Transaction (including decisions regarding the appropriateness or suitability of such Transaction) and has made its own decision to enter into such Transaction;

          (iii) it understands the terms, conditions and risks of such Transaction and is willing to accept those terms and conditions and to assume (financially and otherwise) those risks;

          (iv) it is entering into such Transaction, as principal and not as an agent for any other party;

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Citibank, N.A.
333 West 34th Street 2nd Floor
New York NY 10001                                                [LOGO] CITIBANK
--------------------------------------------------------------------------------

          (v) it acknowledges and agrees that the other party is not acting as a fiduciary or advisor to it in connection with this Transaction; and

          (vi) it is entering into this Transaction for the purposes of managing its borrowings or investments, hedging its underlying assets or liabilities or in connection with a line of business, and not for purposes of speculation.

          (b) Counterparty represents to Citibank that:

          (i) it is an Eligible Party and for the purposes of this provision Eligible Party means a party that is (i) an Accredited Investor as defined in Section 2(15)(ii) of the U.S. Securities Act of 1933, and
          (ii) an "eligible swap participant" as such term is defined in 17 C.F.R. (S) 35.1(b)(2);

          (ii) its financial condition is such that it has no need for liquidity with respect to its investment in this Transaction and no need to dispose of any portion thereof to satisfy any existing or contemplated undertaking or indebtedness. Its investments in and liabilities in respect of this Transaction, which it understands is not readily marketable, is not disproportionate to its net worth, and it is able to bear any loss in connection with this Transaction, including the loss of its entire investment in this Transaction;

          (iii) it understands that Citibank has no obligation or intention to register this Transaction under the Securities Act of 1933, as amended, or any state securities law or other applicable federal securities law;

          (iv) it understands no obligations of Citibank to it hereunder will be entitled to the benefit of deposit insurance and that such obligations will not be guaranteed by any Affiliate of Citibank or any governmental agency; and

          (v) IT UNDERSTANDS THAT THE TRANSACTION CONTEMPLATED HEREUNDER IS SUBJECT TO COMPLEX RISKS WHICH MAY ARISE WITHOUT WARNING AND MAY AT TIMES BE VOLATILE AND THAT LOSSES MAY OCCUR QUICKLY AND IN UNANTICIPATED MAGNITUDE AND IS WILLING TO ACCEPT SUCH TERMS AND CONDITIONS AND ASSUME (FINANCIALLY AND OTHERWISE) SUCH RISKS;

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Global Relationship Banking
Global Derivatives

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

Citibank, N.A.
333 West 34th Street 2nd Floor
New York NY 10001                                                [LOGO] CITIBANK
--------------------------------------------------------------------------------

          13.  Accounts for Payment:

          To Citibank:   Citibank, N.A.
                         ABA #021000089
                         DDA 00167679
                         Ref: Equity Derivatives

          To Counterparty:   Citibank, N.A.
                             Beneficiary: CEMEX S.A. y/o Subsidiaras
                             ABA #021000089
                             DDA 36964215
                             Ref: CMonterrey Proceeds

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Global Relationship Banking
Global Derivatives

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

Citibank, N.A.
333 West 34th Street 2nd Floor
New York NY 10001                                                [LOGO] CITIBANK
--------------------------------------------------------------------------------

          14. Counterparty hereby agrees (a) to check this Confirmation carefully and immediately upon receipt so that errors or discrepancies can be promptly identified and rectified and (b) to confirm that the foregoing correctly sets forth the terms of the agreement between us with respect to the particular Transaction to which this Confirmation relates, by manually signing this Confirmation and providing any other information requested herein and immediately returning an executed copy sent to Citibank, N.A., 333 West 34th Street, 2nd Floor, New York, New York 10001, Attention: Confirmation Unit.

                                        Yours sincerely,

                                        CITIBANK, N.A., NEW YORK


                                        By: /s/ Illegible
                                            ------------------------------------
                                            Name: Illegible
                                            Title: Authorized Signatory


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

Confirmed as of the
date first above written:

EMPRESAS TOLTECA DE MEXICO, S.A. de C.V.


By:
    ---------------------------------
    Name:
    Title:

By:
    ---------------------------------
    Name:
    Title:

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Global Relationship Banking
Global Derivatives

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